UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2021

European Sustainable Growth Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39917	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 Arch Street

Greenwich, CT 06830

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 983-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	EUSGU	The Nasdaq Stock Market LLC

Class A ordinary share, par value $0.0001 per share	EUSG	The Nasdaq Stock Market LLC

Warrants, each exercisable for one Class A ordinary share for $11.50 per share	EUSGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non- Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In light of recent comments issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of European Sustainable Growth Acquisition Corp., a Cayman Islands exempted company (the “Company”), has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of its redeemable Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) in January 2021. The Company has determined that, at the closing of its IPO, and in all of its subsequent periodic reports filed with the SEC, through and including the Form 10-Q for the quarterly period ended July 31, 2021, it had improperly valued its Public Shares subject to possible redemption. The Company previously determined the Public Shares subject to possible redemption to be equal to the redemption value, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Public Shares issued during the IPO can be redeemed or become redeemable subject to the occurrence of future events considered outside of the Company’s control. Therefore, management concluded that the redemption value should include all Public Shares subject to possible redemption, resulting in the Public Shares subject to possible redemption being equal to its redemption value. As a result, management has restated temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the Public Shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and ordinary shares.

As a result of the foregoing, on November 24, 2021, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management, that the Company’s previously issued (i) audited balance sheet as of January 26, 2021, filed in the Company's Form 8-K on February 2, 2021 as previously revised in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2021, filed with the SEC on June 30, 2021 (the “Q2 Form 10-Q”) (ii) unaudited interim financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2021 (iii) unaudited interim financial statements included in the Q2 Form 10-Q for the quarter ended April 30, 2021 and (iv) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2021, filed with the SEC on September 14, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon. As such, the Company will restate its financial statements for the Affected Periods by amending in the Company’s Quarterly Report on Form 10-Q/A for the quarterly periods ended January 31, 2021, April 30, 2021 and September 30, 2021, to be filed with the SEC.

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting related to the Company’s accounting for complex financial instruments and that, because of this and additional material weaknesses identified in the fiscal quarters ended January 31, 2021, April 30, 2021, and July 31, 2021, the Company’s disclosure controls and procedures were not effective for all periods noted above.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Company’s management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company's independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

European Sustainable Growth Acquisition Corp.

	By:	/s/ Karan Trehan
		Name:	Karan Trehan
		Title:	President

Dated: November 24, 2021

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